EXHIBIT 99.1

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COLUMBIA LABORATORIES, INC

Columbia Laboratories Comments on FDA Reproductive Drugs Advisory Committee Recommendation on 17-OHPC

PROCHIEVE 8% Currently in Phase III Clinical Trial
for Prevention of Recurrent Preterm Birth

PROCHIEVE 8% has been Safely Used in First Trimester Pregnancies for Nine Years

LIVINGSTON, NJ — August 29, 2006 — The U.S. Food and Drug Administration (“FDA”) Reproductive Drugs Advisory Committee (“RDAC”; the “Committee”) today discussed and voted on six topics surrounding the potential approval of 17a hydroxyprogesterone caproate (“17-OHPC”) for the prevention of recurrent preterm birth. While the recommendations of the Committee to the FDA were both favorable and unfavorable on 17-OHPC, its opinion was clear on two points of significance to Columbia Laboratories (NASDAQ: CBRX) and PROCHIEVE® 8% (progesterone gel), the Company’s investigational candidate for the prevention of recurrent preterm birth.

Robert S. Mills, president and chief executive officer of Columbia Laboratories, stated, “The Committee voted 20 to 1 that a reduction in the incidence of preterm birth at 32 weeks gestation is an adequate surrogate for infant mortality and morbidity. This bodes well for Columbia because the reduction of preterm birth at 32 weeks is the primary endpoint of our Phase III PROCHIEVE preterm study, the largest preterm prevention trial ever undertaken. The Committee’s opinion echoes discussions we had with the FDA in designing our study. In addition, the Committee supported the FDA’s opinion that one study showing statistical significance can be sufficient for approval, which is also favorable for Columbia.

“If the FDA determines to approve 17-OHPC to prevent recurrent preterm birth, we believe the ensuing launch and marketing push will increase awareness of the benefit of using progesterone to prevent preterm birth and expand that market, and thereby simplify our selling task. Columbia has a unique position in that our natural progesterone product, PROCHIEVE 8%, is commercially available today with an extremely strong safety database in pregnant women spanning nine years.

We eagerly await the conclusion of our PROCHIEVE preterm study, and look forward to announcing efficacy data at 32, 35 and 37 weeks gestation, as well as preliminary safety data, toward the end of the first quarter of 2007. Assuming positive results, we will submit the dossier for a label indication with the FDA in mid-2007.

“The need to reduce the incidence of preterm births is indisputable. We believe PROCHIEVE 8%, if approved for this new indication, will be an important drug in the fight against preterm delivery,” concluded Mills.

Although the FDA is not bound by RDAC’s opinions, it generally takes such advice into consideration when determining whether or not to approve a new drug product for marketing in the United States. The FDA's Division of Reproductive Drug Products is expected to take final action on the New Drug Application (“NDA”) for 17-OHPC by October 20, 2006.

About PROCHIEVE ® 8%

PROCHIEVE® 8% (progesterone gel) is a bioadhesive product that utilizes Columbia Laboratories’ proprietary Bioadhesive Delivery System (BDS) to deliver natural progesterone vaginally in a convenient and patient-friendly, pre-filled, tampon-like applicator. By using a non-immunogenic (hypo-allergenic) bioadhesive polymer designed to adhere to the vaginal tissue, PROCHIEVE® 8% promotes controlled and sustained absorption of progesterone and minimizes leakage, a side effect commonly seen with vaginal suppositories. As a result, the product does not restrict normal activities.

PROCHIEVE® 8% contains 90 mg of natural progesterone. It is FDA approved for progesterone supplementation or replacement as part of an Assisted Reproductive Technology (ART) treatment for infertile women with progesterone deficiency and for the treatment of secondary amenorrhea, and is safe for use during pregnancy.

The most common side effects of PROCHIEVE® 8% include breast enlargement, constipation, somnolence, nausea, headache, and perineal pain. PROCHIEVE® 8% is contraindicated in patients with active thrombophlebitis or thromboembolic disorders, or a history of hormone-associated thrombophlebitis or thromboembolic disorders, missed abortion, undiagnosed vaginal bleeding, liver dysfunction or disease, and known or suspected malignancy of the breast or genital organs.

For more information, please visit www.prochieve8.com.

About Columbia Laboratories
Columbia Laboratories, Inc. is a U.S.-based international pharmaceutical company dedicated to the development and commercialization of reproductive healthcare and endocrinology products that use its novel bioadhesive drug delivery technology. Columbia markets PROCHIEVE® 8% (progesterone gel) for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and PROCHIEVE® 4% (progesterone gel) for the treatment of secondary amenorrhea. The Company also markets STRIANT® (testosterone buccal system) for the treatment of hypogonadism in men. The Company recently completed enrollment in a large-scale pivotal Phase III study to evaluate the possible utility of PROCHIEVE® 8% (progesterone gel) in the prevention of recurrent preterm birth, for which there is currently no FDA-approved treatment. This randomized, double-blind, placebo-controlled trial involves 669 patients at more than 60 centers globally. The Company’s additional research and development programs include a vaginally-administered lidocaine product to treat dysmenorrhea. For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, certain statements of Columbia Laboratories, Inc.’s expectations made in this press release, including those regarding the timing and potential results of the Company’s PROCHIEVE® preterm clinical research program, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties. Those statements include statements regarding the intent, belief or current expectations of Columbia Laboratories and its management team. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of PROCHIEVE® 8% (progesterone gel), PROCHIEVE® 4% (progesterone gel), and STRIANT® (testosterone buccal tablet) in the U.S.; whether PROCHIEVE is dispensed to patients of physicians on Serono’s target list of fertility specialists at a rate of less than 10% the amount of Crinone® dispensed to those patients as further described in the Company’s annual report on Form 10-K; the timing and size of orders for out-licensed products from our marketing partners; the timely and successful completion of clinical studies, including the PROCHIEVE® 8% study for preventing preterm birth; success in obtaining acceptance and approval of new products and indications for current products by the FDA and international regulatory agencies, including acceptance and approval of an indication for preventing preterm delivery for PROCHIEVE® 8% from the FDA; the timely and successful development of products; the impact of competitive products and pricing; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission. Columbia Laboratories undertakes no obligation to publicly update any forward-looking statements.

PROCHIEVE®, Crinone® and STRIANT® are registered trademarks of Columbia Laboratories, Inc.

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